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                           SCHEDULE 14A INFORMATION

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                           DATA CRITICAL CORPORATION
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Except for the historical information presented, the matters discussed in this document includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Such risks and uncertainties include those described in Data Critical's periodic filings with the SEC including its 10K, 10Q and registration statement on Form S-1 that was declared effective on Nov. 8, 1999. Copies of Data Critical's public disclosure filings with the SEC are available from its investor relations department.

           DATA CRITICAL/VITALCOM WILL BRING WIRELESS COMMUNICATION
                TECHNOLOGIES TO GE MEDICAL SYSTEMS INFORMATION
                          TECHNOLOGIES PRODUCT LINEUP

                 [GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES LOGO APPEARS HERE]

     It is easy to imagine the synergies between Data Critical
Corporation/VitalCom and GE Medical Systems Information Technologies (GEMS IT).

     GE Medical on July 19 signed a definitive agreement to acquire Data Critical, a pioneer in wireless communications for health care. The purchase will be completed after we receive certain government approvals. The companies' combined products and experience will create a compelling offering in the fast-growing wireless sector, expected to become a $2 billion industry within five years.

                                               [DATA CRITICAL LOGO APPEARS HERE]

On the Leading Edge Together

     The acquisition bodes well for the GEMS IT business and for the worldwide acceptance of Data Critical/VitalCom wireless devices.

     Together with Data Critical/VitalCom, GEMS IT will be the preeminent source of wireless communications that give doctors and nurses instant access to patient data and help them make sound, timely treatment decisions. And working together, GEMS IT will be the authority in both clinical and wireless innovation. Meanwhile, the joint global distribution networks will bring Data Critical's technologies for the first time into large and growing markets, such as Europe and Asia, while our joint service organization will provide Data Critical/VitalCom customers access to worldwide service, maintenance and technical support.

The Value of Wireless

     The demand for wireless technology in healthcare is growing exponentially. Industry reports indicate that only one in a hundred clinicians in the United States now use wireless tools, but that by 2004, one in five will do so.

     Doctors and nurses are under pressure to improve the quality of care, yet cost constraints and labor shortages force them to carry heavier patient loads than ever. Wireless tools help them follow patients' progress even when they are away from the bedsides. They get current patient information delivered to the palm of their hand, no matter where they are in the hospital. For example, with a wireless device, a doctor or nurse can:

     . Receive an alarm for a change in a patient's condition.

     . Review a patient's complete medical chart.

     . Monitor a patient's pulse rate, blood pressure and heart rhythm in real time.
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                                                          [PICTURE APPEARS HERE]
About GEMS IT

     GE Medical Systems Information Technologies is a leading provider of advanced solutions for the most significant challenge healthcare organizations face today: managing a continuum of clinical information across the entire enterprise.

     This continuum comprises real-time and static clinical data, including medical images, lab results, medication orders, vital signs, and more. For every patient experience that requires monitoring, testing and treatment, there are thousands of data points that affect the quality of care.

     GEMS-IT provides the world's best hospitals with technology and benchmarking services that help them succeed in building a clinical information continuum. By automating workflow, GE technologies allow clinicians to improve productivity and outcomes - and to focus on the patient rather than the paper chase.

     GE's information systems capability in healthcare is founded on expertise in clinical workflow, 25 years of systems implementation experience, and a commitment to the rigorous Six Sigma quality initiative. Components of GE's Clinical Information Continuum are:

     . Clinical information systems

     . Electronic medical record systems and software

     . Cardiovascular information systems

     . Radiology information systems

     . Picture archive and communications systems

     . Patient monitoring systems

     . Real-time patient monitoring networks

     . Non-invasive and invasive cardiology systems

     . Emergency medicine systems

     . Information technology consulting and client services

     . Data-mining and cost management services

About Data Critical/VitalCom

[PICTURE APPEARS HERE]

     Data Critical was officially launched in September 1996, when the first of its flagship StatView(TM) wireless alarm notification devices was installed at Baylor Hospital in Dallas, Texas. Shipments of that product accelerated dramatically, increasing fourfold over a three-year period. The company went public in November 1999.

     While expanding its product line, the company also grew through acquisition, most recently in June acquiring VitalCom, a leading software developer and manufacturer of the PatientNet(TM) system, a wireless monitoring network that delivers time-critical information on patients in multiple departments to a "Mission Control"-like technology center in the hospital.

     Today, Data Critical wireless systems are installed in more than 400 hospitals in the United States and are used by more than 15,000 clinicians. Its major products are:
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    . StatView(TM), AlarmView(TM), FlexView(TM) and MobileView(TM), a line of wireless notification systems.

    . The PatientNet(R) system, an open, real-time communication network that gives caregivers instant access to vital patient information.

    . The Paceart(TM) system, software used by cardiologists for monitoring abnormal heart rhythms in patients with pacemakers or irregular heartbeat.

    . PocketChart(TM), software installed on hand-held devices used by physicians to maintain patients' complete electronic medical records.

    . WebChart(TM), a Web-based electronic medical record and STS database primarily for use by cardiac surgeons.

Exciting Times

     Management from both companies predict exciting times ahead in the wireless communications sector.

     "We're most excited about the Data Critical and VitalCom people who will join our team through this acquisition," says Brian Matye, General Manager, Telemetry/IT Products with GEMS IT. "They bring a tremendous amount of talent and experience to an area where we want to strengthen our offering."

     In turn, Data Critical CEO Richard Earnest welcomed the acquisition as "great for our employees and great for our customers."

     "In a healthcare market led by a few longstanding players, a small company like ours is relatively fragile," says Earnest. "By combining our technology with GE's breadth and its global distribution and service support, we create an opportunity to better serve customers in the expanding wireless market. That gets me excited."

     "As for our employees, they are joining an organization known for developing the world's top leaders and giving people lots of opportunity to grow their careers."

Natural Integration

     Richard's colleague Michael Singer, Chief Financial Officer and Executive Vice President of Corporate Development, sees the Data Critical and VitalCom technologies as widening GE's portfolio.

     "We have truly outstanding and committed employees at Data Critical, particularly with the addition of the new VitalCom staff, and we've worked hard to grow our technical capabilities both internally and through acquisition," he says. "No other company, big or small, can match the wireless technology we have within healthcare. Data Critical and VitalCom products will integrate very nicely with GE monitoring and networking technologies."

     Singer also noted that GE expects to see a continuation of Data Critical OEM relationships with major strategic partners.

     Matye, meanwhile, sees GE gaining products that fill immediate needs in its product portfolio: paging capability in AlarmView and StatView, and telemetry technology with PatientNet from VitalCom. The telemetry technology will complement
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the already strong capabilities of ApexPro. He sees the customer benefits of going to market with GE and Data Critical/VitalCom products that already work together.

     "Our relationship with Data Critical did not just start with the acquisition," Matye says. "Because of past relationships, important device interfaces are already in place. In acute care, our DASH monitors communicate with the StatView alarm notification system. In the subacute setting, our DINAMAP non-invasive blood pressure technology interfaces with the AlarmView product.

     "We have a great deal of confidence in Data Critical and VitalCom equipment. That confidence is echoed by the marketplace - feedback from customers using the latest version of StatView has been extremely positive."

     Matye has a unique perspective on the Data Critical acquisition: He came to GE through last year's merger with Critikon, where he was vice president of research and development.

     "When you're a small company that has a great product, but not a very broad offering, you can get locked out of a lot of deals," he says. "Data Critical and VitalCom products will no longer face that customer objection. From GE's side, Data Critical helps complete our line. That will put us when approaching customers who are looking for a complete technology solution."

     Matye believes clinicians will welcome the GE/Data Critical combination. "Clinicians get excited any time products they use can be integrated in a seamless manner," says Matye. " Alarm notification systems are exciting to the clinicians who right now are the most stressed - the nurses. Now, they can deliver the quality of care they desire without being tethered to the bedside."

     Singer agrees, "The combined offering is a complete healthcare package that gives clinicians access to wireless technology at their fingertips. There is potential for significant improvement in quality of care, return on investment, and cost control - all major concerns among healthcare providers."

Next Steps

     The acquisition is subject to approval from federal regulators and from Data Critical shareholders; it is expected to be complete by the end of third quarter, 2001. When it is final, Data Critical and VitalCom will go to market under the name GE Medical Systems Information Technologies.

     Much needs to be done to bring the two companies, their people and their products together into a working whole. Kristin Yakimow is leading that process as Integration Manager with GE. Along the way, the integration team will be working to answer questions on many fronts: employee benefits, management and staffing, marketing, product lineup, distribution, and more.

     Please direct any question about the acquisition to your HR manager. In the meantime, if you would like more information, you may use these links:

     . Information on Data Critical and its products: www.datacritical.com.
                                                      --------------------

     . Information on VitalCom and its products: www.vitalcom.com.
                                                 ----------------

     . Information on GEMS IT and its products: www.gemedicalsystems.com.
                                                ------------------------

     This story was prepared for Data Critical, VitalCom and GEMS-IT employees and their families.

     This document does not constitute a solicitation by Data Critical or its board of directors or executive officers or any approval or action of its
stockholders.   Data Critical will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission, or SEC. Stockholders are urged to read the proxy statement, and any other relevant documents filed with the SEC, carefully when they become available because they will contain important information about the companies
and the proposed transaction.   You will be able to obtain free copies of these
documents at the website maintained by the SEC at http://www.sec.gov. In addition, stockholders may obtain free copies of documents filed with the SEC by contacting the Data Critical investor relations department, 19820 North Creek Parkway, Suite 100, Bothell, WA 98011, (425) 482-7000.

     GE and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Data Critical with respect to the transactions contemplated by the merger agreement. Information regarding GE's officers and directors is included in its annual report on form 10-K for the year ended December 31, 2000 filed with the SEC on March 23, 2001. You will be able to obtain free copies of these documents at the website maintained by the SEC at http://www.sec.gov. In addition, stockholders may obtain free copies of documents filed with the SEC by contacting Jennifer Christiansen, at (414) 362-2544, or Patrick Jarvis, at (262) 544-3668, at GE Medical Systems.

     Data Critical will be, and certain of its officers and directors may be, soliciting proxies from the stockholders of Data Critical with respect to the transactions contemplated by the merger agreement. The directors and executive officers of Data Critical have interests in the merger, some of which may differ from, or may be in addition to, those of the stockholders of Data Critical generally. For a description of such interests and a list of Data Critical's directors and executive officers, please see the press release filed by Data Critical with the SEC pursuant to Rule 14a-12 on July 19, 2001.